UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

September 29, 2012

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Yahoo! Agreement

On September 29, 2012, Local Corporation (the “Registrant”) entered into Amendment Number 8 (the “Yahoo Amendment”) to that certain Yahoo! Publisher Network Agreement with Yahoo! Inc. and Yahoo! SARL dated August 25, 2010, as amended by Amendment Number 1, dated August 30, 2010, Amendment Number 2, dated April 4, 2011, Amendment Number 3, dated May 6, 2011, Amendment Number 4, dated July 29, 2011, Amendment Number 5, dated April 12, 2012, Amendment Number 6, dated May 29, 2012, and by Amendment Number 7, dated August 1, 2012 (collectively, the “Yahoo Agreement”). The Yahoo Amendment adjusts the termination date of the Yahoo Agreement to October 31, 2012 and adjusts certain revenue share information. The effective date of the Yahoo Amendment is September 29, 2012. The Registrant has entered into this short term extension as it continues to negotiate a multi-year agreement with Yahoo! Inc.

The foregoing description of the Yahoo Amendment is qualified in its entirety by reference to the full text of the Yahoo Amendment which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Amendment Number 8 dated September 29, 2012, to Yahoo! Publisher Network Contract, as amended, dated August 30, 2010, by and among the Registrant, Yahoo! Inc., and Yahoo! SARL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: October 1, 2012	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amendment Number 8 dated September 29, 2012, to Yahoo! Publisher Network Contract, as amended, dated August 30, 2010, by and among the Registrant, Yahoo! Inc., and Yahoo! SARL.